UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) December 30, 2004


                              PUBLIC STORAGE, INC.
             (Exact name of registrant as specified in its charter)



         California                     1-8389                  95-3551121
         ----------                     ------                  ----------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     Of Incorporation)                                    Identification Number)


701 Western Avenue, Glendale, California                              91201-2397
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080
                                                           --------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written  communication  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.        OTHER EVENTS

As we have previously announced, in November 2002, a shareholder of the Company made a demand on the Board that challenged the fairness of the Company's acquisition of PS Insurance Company, Ltd. ("PSIC") from B. Wayne Hughes and members of his family. That transaction is currently the subject of a a lawsuit entitled Gustvson, et al. v. Public Storage, Inc. (filed in the Superior Court of Los Angeles in June 2003) and iscurrently set for trial at the end of March 2005.

At the end of December 2004, the same shareholder and a second shareholder filed a shareholder's derivative complaint naming as defendants the Company's directors (and two former directors) and certain officers of the Company entitled Potter, et al. v. Hughes, et al. (United States District Court - Central District of California, case no. 04CV10607). The matters alleged in the complaint relate to PSIC, the Hughes family's Canadian mini-warehouse operations and the Company's 1995 reorganization.

We are currently in the process of evaluating the recently filed complaint. We believe that the litigation will not have any financially adverse effect on the Company (other that the costs and other expenses relating to the lawsuit).


                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PUBLIC STORAGE, INC.


Dated:  January 10, 2005


                             By: /s/ David Goldberg
                                 ---------------------------------
                                 David Goldberg
                                 Vice President and Senior Counsel